UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 30, 2009

Oak Ridge Financial Services, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-52640	20-8550086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Post Office Box 2

Oak Ridge, NC 27310

(Address of Principal Executive Offices and Zip Code)

(336) 644-9944

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In 2007, Oak Ridge Financial Services, Inc. (the “Company”), the holding company for Bank of Oak Ridge (the “Bank”), filed its Form 10-Qs with the Securities and Exchange Commission (the “SEC”) for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007, on May 17, 2007, August 14, 2007, and November 9, 2007, respectively. On March 28, 2008, the Company filed its Form 10-KSB with the SEC for the period ended December 31, 2007. The Form 10-Qs and the Form 10-KSB included the Company’s election to early adopt Statement of Financial Accounting Standards No. 159 “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”) with respect to it held-to-maturity and available-for-sale investment securities portfolio. Based on comments by the SEC staff regarding the proper application of the provisions and intent of SFAS 159, the Company’s management reviewed the application of the provisions and intent of SFAS 159 to such securities transaction in the Form 10-Qs and 10-KSB with its independent registered public accountant and legal counsel. After further analysis and review by the audit committee and the Board of Directors, again in consultation with the Company’s independent registered public accountant and legal counsel, the Company decided to rescind its application of SFAS 159 to such securities transaction. As a result, on March 27, 2009, the Board of Directors, with the recommendation of the audit committee, concluded that the Company’s financial statements as of and for the three months ended March 31, 2007, June 30, 2007, September 30, 2007, and December 31, 2007, included in its Form 10-Qs and 10-KSB, should no longer be relied upon. The Company expects to file a Form 10-K for the year ended December 31, 2008 on or about March 31, 2009, which will include the restated financial statements as of and for the three-month periods ended March 31, 2007, June 30, 2007, September 30, 2007, and as of and for the twelve-month period ended December 31, 2007 and any other required disclosure.

The Company’s management, the audit committee and the Board of Directors discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Elliott Davis, PLLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oak Ridge Financial Services, Inc. (Registrant)

Dated: March 30, 2009	By:	/s/ Thomas W. Wayne
	Name:	Thomas W. Wayne
	Title:	Executive Vice President; Chief Financial Officer